CONNER &WINTERS
OKLAHOMA CITY
Irwin H. Steinhorn
John W. Funk
Jared D. Giddens
Robin F. Fields
Kiran A. Phansalkar
Victor F. Albert
Mitchell D. Blackburn
Mark H. Bennett
Bryan J. Wells
Laura McCasland Holbrook
J. Dillon Curran
C. Brad Williams
Justin L. Pybas
___________

Peter B. Bradford

TULSA

Henry G. Will
Joseph J. McCain, Jr.
Lynnwood R. Moore, Jr. Robert A. Curry
Steven W. McGrath
D. Richard Funk
Randolph L. Jones, Jr.
J. Ronald Petrikin
Larry B. Lipe
James E. Green, Jr.
Martin R. Wing

John W. Ingraham
Andrew R. Turner
Gary L. Betow
Gentra Abbey Sorem
R. Kevin Redwine
Tony W. Haynie
Bruce W. Freeman
David R. Cordell
C. Raymond Patton, Jr.
Paul E. Braden
Robert J. Melgaard
P. Scott Hathaway
Lawrence A. Hall
Timothy T. Trump
Mark E. Dreyer
Teresa Meinders Burkett
Nancy E. Vaughn
Mark D. Berman
Katherine G. Coyle
Beverly K. Smith
Melodie Freeman-Burney
R. Richard Love III
Robert D. James
Stephen R. Ward
Jeffrey R. Schoborg
Anne B. Sublett
J. Ryan Sacra
Jason S. Taylor
Katy Day Inhofe
Julia Forrester-Sellers
ATTORNEYS & COUNSELORS AT LAW Conner & Winters, LLP 1700 One Leadership Square 211 North Robinson Oklahoma City, Oklahoma 73102-7101 405-272-5711 Fax 405-232-2695 www.cwlaw.com ___________
Melinda L. Kirk
Debra R. Stockton
P. Bradley Bendure
Kathryn J. Kindell
Alissa A. Hurley
Jed W. Isbell
Paige N. Shelton
Jason B. Coutant
Allison McGrath Gardner
Elizabeth G. Zeiders
__________
William G. von Glahn
Bob F. McCoy
Lynn P. Mattson
___________

James R. Ryan
Russell H. Harbaugh, Jr.
David O. Cordell

NORTHWEST ARKANSAS

John R. Elrod[1]
Greg S. Scharlau
Terri Dill Chadick
Vicki Bronson
Todd P. Lewis[1]
P. Joshua Wisley
Kerri E. Kobbeman[2]
___________
Charles E. Scharlau[1]

WASHINGTON, D.C.
G. Daniel Miller[1]
Donn C. Meindertsma[1]
Rabeha S. Kamaluddin[3]
___________
Henry Rose[1]
Erica L. Summers[1]

HOUSTON, TEXAS

Gregory D. Renberg

JACKSON, WYOMING

Randolph L. Jones, Jr.

SANTA FE, NEW MEXICO

Douglas M. Rather
________________

Benjamin C. Conner
       1879-1963
John M. Winters, Jr.
       1901-1989

[1]Not Admitted in Oklahoma
[2]Not Admitted in Arkansas
[3]Admitted only in California; admission in the District of Columbia pending; supervision by Donn C. Meindertsma, a member of the District of Columbia Bar

September 10, 2007

LSB Industries, Inc.
16 South Pennsylvania
P.O. Box 754
Oklahoma City, Oklahoma 73101

Re:	LSB Industries, Inc.; Form S-8 Registration Statement; Non-Qualified
Stock Option Agreements – 2006; Our File No. 07033-0001

Ladies and Gentlemen:

We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-8 (the “Registration Statement”) of LSB Industries, Inc., a Delaware corporation (the “Company”), for the registration of 450,000 shares of the Company’s common stock, $0.10 par value (the “Common Stock”), to be issued by the Company pursuant to the Non-Qualified Stock Option Agreement, dated June 19, 2006, granted to Dan Ellis (250,000 shares) and the Non-Qualified Stock Option Agreement, dated June 19, 2006, granted to John Bailey (200,000 shares) (collectively, the “Non-Qualified Agreements”).

In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

(a)	Company’s Amended and Restated Certificate of Incorporation, as amended;

(b)	Company’s Bylaws, as amended;

(c)	the Non-Qualified Agreements;

(d)	Minutes of the Compensation and Option Committee of the Company, dated June 19, 2006;

(e)	Certificate of Good Standing of the Company issued by the Secretary of State of Delaware on September 7, 2007;

(f)	Consent of Ernst & Young, LLP, dated September 7, 2007;

(g)	Form S-8 Registration Statement; and

(h)	Summary Information regarding the Non-Qualified Agreements.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies.  We have further assumed that any shares of the Company’s Common Stock to be issued under the Non-Qualified Agreements will have been issued pursuant to the terms of the Non-Qualified Agreements and will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.  We have been advised by the Company that each Non-Qualified Agreement was issued to an employee of the Company or one of its subsidiaries while the recipient was duly employed by the Company or one of its subsidiaries, and in issuing this letter, we have relied upon such representation.

In reliance upon and based on such examination and review, we are of the opinion that, when the Registration Statement becomes effective pursuant to the rules and regulations of the Commission, the 450,000 shares of Common Stock which may be issued pursuant to the Non-Qualified Agreements will constitute, when purchased and issued pursuant to the terms of the Non-Qualified Agreements, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

CONNER & WINTERS, LLP

                                 /s/ Conner & Winters, LLP

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